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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1993 Stock Option Plan of Netcom On-Line Communication Services, Inc. of our report dated February 7, 1996, with respect to the consolidated financial statements of Netcom On-Line Communication Services, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1995 filed with the Securities and Exchange Commission.


                                        Ernst & Young LLP


San Jose, California
September 6, 1996